EXHIBIT 99.1

Stephen P. Kelbley
9625 N. Rock Ridge Trail
Fountain Hills, AZ 85268

November 8, 2004

Mr. Clarke H. Bailey, Chairman
Glenayre
360 Madison Avenue, 5th Floor
New York, NY 10017

Re: Resignation from Board of Directors of Glenayre

Dear Clarke:

This is to confirm my resignation from the Board of Directors of Glenayre, effective November 8, 2004. I am resigning for personal reasons.

I have enjoyed my tenure on the Glenayre board. My best wishes for future success to the Company and its officers, directors and employees.

Sincerely,

/s/ Stephen P. Kelbley

Stephen P. Kelbley